News Release

Mattson Technology Contact	Investor & Media Contact
Andy Moring	Laura Guerrant-Oiye
Mattson Technology, Inc.	Guerrant Associates
tel 510-657-5900	tel 808-882-1467
fax 510-492-5963	lguerrant@guerrantir.com
andy.moring@mattson.com

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE THIRD QUARTER 2010

FREMONT, Calif. - October 20, 2010 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the third quarter ended September 26, 2010.

Recent Business Highlights:

  Revenues increased sequentially 24 percent over the second quarter of 2010
  Cash, cash equivalents and short-term investments grew from the second quarter
  Rapid Thermal Process (RTP) shipments made to a foundry customer and continued etch shipments underscore the Company's growth strategy

Third Quarter 2010 Financial Results

Net sales for the third quarter were $39.8 million, compared with $32.1 million in the second quarter. Gross margin for the third quarter was $14.5 million or 37 percent, compared with $9.9 million or 31 percent for the second quarter.

Operating expenses for the third quarter were $19.5 million, virtually flat compared with the second quarter.

Net loss for the third quarter was $6.4 million, or $0.13 loss per share, compared with a net loss of $8.4 million, or $0.17 loss per share, for the second quarter.

Cash, cash equivalents, short-term investments and restricted cash at the end of the third quarter were $45.3 million, compared with $42.5 million at the end of the second quarter.

David L. Dutton, Mattson Technology's president and chief executive officer, noted, "We have had several significant accomplishments that highlight the continued success of our growth strategy. Most notably, we are making significant advancements in etch. During the third quarter we shipped a number of our paradigmE® etch systems for use in volume production, and we expect that etch will continue to make significant contributions to the Company.

"The Suprema® photoresist strip system continues to gain position as evidenced by the multiple wins we have announced. Additionally we shipped multiple Helios® XP systems into the foundry market, which represents a new market for our RTP division." Mr. Dutton concluded, "As we look to the future, Mattson Technology is now a broader-based company, showing continued growth and positioned to generate increasing revenue and profitability."

Attached to this news release are preliminary unaudited condensed consolidated statements of operations and balance sheets.

Conference Call

On Wednesday, October 20, 2010, at 3:00 PM Pacific Time (6:00 PM Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2010 third quarter financial results, current business conditions, the near-term business outlook and guidance for the fourth quarter of 2010. The conference call will be simultaneously webcast at

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MATTSON REPORTS 2010 THIRD QUARTER RESULTS	PAGE 2 of 4

www.mattson.com under the "Investors" section. In addition to the live webcast, a replay will be available to the public on the Mattson Technology website for one week following the live broadcast. To access the live conference call, please dial (970) 315-0417.

Mattson will also webcast a slide presentation in conjunction with the conference call, which can also be accessed at www.mattson.com under the "Investors" section.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the Company's future prospects and plans, including, but not limited to: potential future revenue, profit, cash flow, cash position and other financial results, future customer demand and industry and economic conditions, Company strategies, and the market opportunity and acceptance of Company products in various customer markets. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors and the semiconductor industry cycle; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms　10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for the current quarter are preliminary and subject to adjustment. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: Dry Strip, Rapid Thermal Processing and Etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet: www.mattson.com.

MATTSON REPORTS 2010 THIRD QUARTER RESULTS	PAGE 3 of 4

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009

Net sales	$ 39,762	$ 11,187	$ 97,077	$ 24,827
Cost of sales	25,248	8,722	64,875	31,886
Gross margin	14,514	2,465	32,202	(7,059)
Operating expenses:
Research, development and engineering	6,935	5,818	20,400	19,277
Selling, general and administrative	12,550	11,611	37,481	35,970
Restructuring charges	13	1,738	(64)	2,556
Total operating expenses	19,498	19,167	57,817	57,803
Loss from operations	(4,984)	(16,702)	(25,615)	(64,862)
Interest and other income (expense), net	(1,425)	(248)	456	1,205
Loss before income taxes	(6,409)	(16,950)	(25,159)	(63,657)
Provision for (benefit from) income taxes	(43)	(8,393)	343	(7,977)
Net loss	$ (6,366)	$ (8,557)	$ (25,502)	$ (55,680)
Net loss per share:
Basic and Diluted	$ (0.13)	$ (0.17)	$ (0.51)	$ (1.12)
Shares used in computing net loss per share:
Basic and Diluted	50,094	49,884	50,044	49,795

MATTSON REPORTS 2010 THIRD QUARTER RESULTS	PAGE 4 of 4

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 26,	December 31,
	2010	2009
	(unaudited)	(1)

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$ 41,236	$ 58,435
Restricted cash	4,018	2,000
Accounts receivable, net	14,113	10,420
Advance billings	3,102	905
Inventories	28,155	25,804
Prepaid expenses and other assets	5,836	5,848
Total current assets	96,460	103,412
Property and equipment, net	15,763	21,643
Intangibles, net	1,063	1,250
Other assets	5,878	6,768
Total assets	$ 119,164	$ 133,073

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 15,375	$ 7,514
Accrued liabilities	18,388	18,293
Deferred revenue	5,863	2,150
Total current liabilities	39,626	27,957

Income taxes payable, non-current	4,496	4,458
Other liabilities	5,066	5,952
Total liabilities	49,188	38,367

Stockholders' equity:
Common stock	54	54
Additional paid-in capital	633,935	631,785
Accumulated other comprehensive income	20,636	22,014
Treasury stock	(37,986)	(37,986)
Accumulated deficit	(546,663)	(521,161)
Total stockholders' equity	69,976	94,706
Total liabilities and stockholders' equity	$ 119,164	$ 133,073

(1) Derived from audited financial statements